UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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EXPRESS-1 EXPEDITED SOLUTIONS, INC.

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On June 21, 2011, “Highway Headlines” broadcast an interview with Bradley S. Jacobs, managing member of Jacobs Private Equity, LLC and Mike Welch, CEO of Express-1 Expedited Solutions, Inc., on the Dave Beni Show on SiriusXM Satellite Radio Channel 171. A transcript from this interview is provided below.
“Highway Headlines” Interview with Rob Williams, June 21, 2011
Rob Williams: Make way for your Highway Headlines, a service of Road Gorilla Magazine, proud sponsor of Expedite Expo, July 22nd and 23rd in Wilmington, Ohio. I’m Rob Williams.
Well, we made it through the royal wedding in our best jeans, plaid shirts and the occasional toilet seat hat. But now, if you listen very carefully, you’ll hear more wedding bells with a bit more pertinence to the industry. The lucky participants are Express-1 Expedited Solutions and new CEO, Mr. Bradley Jacobs. Jacobs brought an investment of nearly 150 million dollars to the table, with a goal of growing the company through acquisitions. I was fortunate enough to catch up with Mr. Jacobs recently and asked, “Why Express-1?”
Brad Jacobs: I was eager to get into the transportation industry because it’s so big and it’s so fragmented, and it’s a big growth opportunity here. And Express-1 was the perfect fit because it’s a public company that’s got three divisions, that are in three segments—all of which I want to participate in.
Williams: Those segments being freight brokerage; freight forwarding; and expedited freight. The man with the Midas touch has an exceptional outlook.
Jacobs: I think this is a tremendous opportunity to take a company like Express-1, which is not a fixer-upper; it’s a solid company. I’m just planning to turbocharge the organization, and grow it real rapidly, and create a multibillion dollar company—that’s good for its employees, good for its owner operators, for its shareholders, for its customers—over a several year period.
Williams: I also had the privilege to speak with out-going CEO, Mike Welch, who remains with the company to aid in acquisition strategy.
Mike Welch: As part of the executive team and part of the board of directors, we’re thrilled with this opportunity. We really are going to be looking to expand our current owner operator fleet. We think we’re going to have a lot more opportunities based on this significant investment for our owner operators. They are the most important part of our business.
Williams: Brad Jacobs concurs...
Jacobs: Well, I would echo that. The owner operators are where the rubber meets the road. And we want to keep them real happy; and we want to make Express-1 their place of choice to be associated with.
Williams: And did someone say something about a driver shortage...?
Welch: We know there’s always a shortage, so we have to be the place where owner operators want to work. They want to become part of a team, and feel like part of the team.
Williams: For more information about driver opportunities with Express-1, contact Express-1’s director of recruiting, Darrin Mark at 800-800-5161. That’s 800-800-5161. Congratulations and best wishes go out to Express-1! And I’ve got more after this...
[End of transcript]

Additional Information and Where to Find It
In connection with the proposed equity investment by Jacobs Private Equity, LLC, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Express-1 Expedited Solutions, Inc., Attn: Secretary of the Board of Directors, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085, telephone: (269) 429-9761, or from the Company’s website, www.xpocorporate.com.
Jacobs Private Equity, LLC and the Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed equity investment. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed equity investment, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed equity investment, when filed with the SEC.
Cautionary Statement Regarding Forward-Looking Statements
The communications included herein contain forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should”, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in the communications contained herein include, among others: uncertainties as to the timing of the equity investment; the possibility that competing transaction proposals will be made; the possibility that various closing conditions for the equity investment may not be satisfied or waived; the possibility that the warrants, if issued, will not be exercised; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in the communications contained herein, which speak only as of the date such statements were made. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events.